UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2025

CSW INDUSTRIALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37454	47-2266942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On October 1, 2025, RectorSeal, LLC, a Delaware limited liability company and wholly owned subsidiary of CSW Industrials, Inc., a Delaware corporation (“RectorSeal” and the “Company”, respectively), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Dusk Intermediate Holdings II, LLC, a Delaware limited liability company (the “Seller”). Subject to the terms and conditions of the Purchase Agreement, RectorSeal has agreed to purchase all of the issued and outstanding shares of common stock of Dusk Acquisition Corporation, a Delaware corporation (“Dusk”), and its wholly owned subsidiaries, Motors & Armatures, LLC, a Delaware limited liability company, and HVAC South, LLC, a Delaware limited liability company (collectively, “MARS Parts”), from the Seller for a base purchase price of $650 million in cash (the “Purchase Price”), subject to certain customary adjustments (the “Transaction”). Upon consummation of the Transaction, Dusk will become a wholly owned subsidiary of RectorSeal. For the avoidance of doubt, Dusk does not own, and RectorSeal is not acquiring, the MARS equipment business.

In addition to the Purchase Price, and as further consideration for the Transaction, the Seller shall be eligible to receive an earn-out payment of up to $20 million in cash, subject to the achievement of certain gross sales targets for a defined subset of MARS Parts products in the year after the consummation of the Transaction.

The Purchase Agreement contains customary representations, warranties and covenants by the parties, including covenants to use their respective reasonable best efforts to effect the Transaction. In addition, the Seller has agreed to other customary covenants, including, among others, to conduct its business in the ordinary course during the interim period between the execution of the Purchase Agreement and the consummation of the Transaction. The representations and warranties set forth in the Purchase Agreement will expire upon consummation of the Transaction. RectorSeal has obtained a representations and warranties insurance policy pursuant to which RectorSeal may obtain insurance recoveries for certain breaches of representations and warranties of the Seller under the Purchase Agreement, subject to certain limitations and exclusions, the cost of which policy will be borne solely by RectorSeal.

The consummation of the Transaction is subject to the satisfaction or waiver of certain closing conditions, which include, among others, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) each party’s material compliance with its covenants, (iii) the absence of breaches of each party’s representations and warranties (subject to certain materiality exceptions), and (iv) the absence of a material adverse effect on the MARS Parts business.

The Purchase Agreement contains certain customary termination rights for both RectorSeal and the Seller, including, among others, if the consummation of the Transaction has not occurred by March 31, 2026. The consummation of the Transaction is not subject to any financing condition.

The foregoing description of the Purchase Agreement and the Transaction is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any financial or other information about the Seller, MARS Parts, RectorSeal or their respective subsidiaries and affiliates. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by each party in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing certain matters as facts. The Company’s investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Seller, MARS Parts, RectorSeal or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02	Results of Operations and Financial Condition.

On October 1, 2025, the Company issued a press release reporting preliminary estimated financial information for the second quarter ended September 30, 2025, with respect to its outstanding balance on the Company’s revolving credit facility and its repurchase of shares pursuant to its existing share repurchase program. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in April 2021, the Compensation and Talent Development Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) approved a special equity award for Joe Armes, the Company’s Chairman, Chief Executive Officer and President, with the purpose of retaining Mr. Armes through retirement and promoting successful succession planning and transition practices. A portion of the special equity grant included a grant of 19,685 performance restricted stock units (the “Succession Award”), 40% of which would vest at 100% of target upon the successful recruitment and hiring of a successor chief executive officer (“CEO”, and such Succession Award portion, the “CEO Recruitment Portion”), and 60% of which would vest at 100% of target upon the successful first employment anniversary of the successor CEO. The Succession Award contains provisions stating that the CEO Recruitment Portion shall not be eligible to vest prior to April 26, 2025, but must occur by April 26, 2027 (the “Outside Vesting Date”).

Mr. Armes has expressed to the Board his willingness and intention to continue serving as the Company’s CEO for a period that would extend beyond the Outside Vesting Date, and the Board has unanimously affirmed Mr. Armes’ intentions to continue serving as the Company’s CEO. Recognizing the continued value and importance of the Succession Award to the Company and its shareholders in promoting thoughtful succession planning and leadership transition practices, on October 1, 2025, the Compensation Committee approved an amendment to the Succession Award (the “Amendment”) that extends the Outside Vesting Date to April 26, 2032. The Amendment does not change any other terms or conditions of the Succession Award, including the provisions stating that the performance restricted stock units do not have voting rights or the ability to receive dividends until vesting.

Item 7.01	Regulation FD Disclosure.

Press Release

On October 1, 2025, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated October 1, 2025, by and between RectorSeal, LLC and Dusk Intermediate Holdings II, LLC.*

99.1	CSW Press Release, dated October 1, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2025

By:	/s/ Luke E. Alverson
Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary